BNY Mellon 1Q18 Earnings Release

News Release

BNY MELLON REPORTS FIRST QUARTER 2018 EARNINGS OF
$1.14 BILLION OR $1.10 PER COMMON SHARE

Revenue up 9%	EPS up 33%	ROE 12% ROTCE 26% (a)	CET1 10.7% SLR 5.9%

NEW YORK, April 19, 2018 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				1Q18 vs.
	1Q18	4Q17	1Q17	4Q17	1Q17
Net income applicable to common shareholders (in millions)	$1,135	$1,126	$880	1%	29%
Diluted earnings per common share	$1.10	$1.08	$0.83	2%	33%

First Quarter Results

Total revenue of $4.2 billion, increased 9%

•	Fee revenue increased 10%

•	Net interest revenue increased 16%

•	Weaker U.S. dollar increased total revenue ~ 2%

Total noninterest expense of $2.7 billion, increased 4%

•	Weaker U.S. dollar increased expense ~ 3%

Investment Services

•	Total revenue increased 11%

•	Income before taxes increased 22%

•	Record AUC/A of $33.5 trillion, up 9%

Investment Management

•	Total revenue increased 13%

•	Income before taxes increased 38%

•	AUM of $1.9 trillion, up 8%

Returned approximately $890 million to common shareholders

•	Repurchased 11 million common shares for $644 million

•	Paid $246 million in dividends to common shareholders

CEO Commentary

“We delivered strong financial results this quarter, with earnings per common share up 33 percent. Earnings grew by 23 percent, excluding the impact of a lower tax rate and our continued capital return through buybacks, each of which contributed approximately 5 percent. Strong equity markets and higher interest rates were important drivers and, while we should remain beneficiaries of strong and growing markets over the long term, we are focused on continuing to increase our organic revenue growth,” Charles W. Scharf, chairman and chief executive officer, said.

“Importantly, we saw franchise growth in several parts of the company, including foreign exchange trading, tri-party repo activity, collateral management, securities lending and liquidity services. Average deposit levels were up 6 percent, assets under custody and administration grew 9 percent to a record level, our assets under management saw solid inflows in actively managed strategies, securities on loan increased 39 percent and average long-term mutual fund balances at Pershing increased 12 percent,” Mr. Scharf continued.

“While increasing revenue growth and investing significantly in our technology platform remain strategic priorities, we continue to be disciplined across our total expense base and saw minimal growth in total expenses after adjusting for foreign exchange,” Mr. Scharf concluded.

Investor Relations: Valerie Haertel (212) 635-8529	Media Relations: Jennifer Hendricks Sullivan (212) 635-1374
(a) For information on this Non-GAAP measure, see “Supplemental information - Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
Note: Above comparisons are 1Q18 vs. 1Q17.

BNY Mellon 1Q18 Earnings Release

CONSOLIDATED FIRST QUARTER 2018 FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts; common shares in thousands)				1Q18 vs.
	1Q18	4Q17	1Q17	4Q17	1Q17
Fee revenue	$3,319	$2,886	$3,008	15%	10%
Net securities (losses) gains	(49)	(26)	10	N/M	N/M
Fee and other revenue	3,270	2,860	3,018	14	8
(Loss) income from consolidated investment management funds	(11)	17	33	N/M	N/M
Net interest revenue	919	851	792	8	16
Total revenue	4,178	3,728	3,843	12	9
Provision for credit losses	(5)	(6)	(5)	N/M	N/M
Noninterest expense	2,739	3,006	2,642	(9)	4
Income before income taxes	1,444	728	1,206	N/M	20
Provision (benefit) for income taxes	282	(453)	269	N/M	5
Net income	$1,162	$1,181	$937	(2)%	24%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,135	$1,126	$880	1%	29%
Operating leverage (a)				N/M	505	bps
Diluted earnings per common share	$1.10	$1.08	$0.83	2%	33%
Average common shares and equivalents outstanding - diluted	1,021,731	1,030,404	1,047,746
Pre-tax operating margin	35%	20%	31%

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
N/M – Not meaningful.
bps – basis points.

KEY DRIVERS (comparisons are 1Q18 vs. 1Q17, unless otherwise stated)

•	Total revenue increased primarily reflecting:

•
Fee revenue increased 10% primarily reflecting higher equity market values, the favorable impact of a weaker U.S. dollar, higher performance fees and foreign exchange revenue, and growth in collateral management.

•	Net interest revenue increased 16% driven by higher interest rates and higher deposits.

•
Noninterest expense increased 4% reflecting the unfavorable impact of a weaker U.S. dollar, higher staff expense and volume-related sub-custodian and clearing expenses, partially offset by lower consulting expense.

•	Effective tax rate of 19.5% reflecting a lower federal statutory tax rate.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	Record assets under custody and/or administration of $33.5 trillion, up 9%, reflecting higher market values, the favorable impact of a weaker U.S. dollar and net new business.

•
Assets under management of $1.9 trillion increased 8% reflecting the favorable impact of a weaker U.S. dollar (principally versus the British Pound), higher market values and net inflows, partially offset by the divestiture of CenterSquare Investment Management (“CenterSquare”) and other changes.

Capital and liquidity

•	Repurchased 11 million common shares for $644 million and paid $246 million in dividends to common shareholders.

•	Return on common equity of 12%; Return on tangible common equity of 26% (b).

•	Common equity Tier 1 (“CET1”) ratio – 10.7%.

•	Supplementary leverage ratio (“SLR”) – 5.9%.

•	Average liquidity coverage ratio (“LCR”) – 116%.

(b)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 1Q18 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q18 vs.
	1Q18	4Q17	1Q17	4Q17	1Q17
Total revenue by line of business: (a)
Asset Servicing	$1,519	$1,459	$1,346	4%	13%
Pershing	581	569	522	2	11
Issuer Services	418	352	396	19	6
Treasury Services	321	322	302	—	6
Clearance and Collateral Management	255	252	225	1	13
Total revenue by line of business	3,094	2,954	2,791	5	11
Provision for credit losses	(7)	(2)	—	N/M	N/M
Noninterest expense	1,949	2,097	1,849	(7)	5
Income before taxes	$1,152	$859	$942	34%	22%

Pre-tax operating margin	37%	29%	34%

Foreign exchange revenue	$169	$168	$153	1%	10%
Securities lending revenue	$48	$45	$40	7%	20%

Metrics:
Average loans	$39,200	$38,845	$42,818	1%	(8)%
Average deposits	$214,130	$204,680	$197,690	5%	8%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$33.5	$33.3	$30.6	1%	9%
Market value of securities on loan at period end (in billions) (c)	$436	$408	$314	7%	39%

Pershing
Average active clearing accounts (U.S. platform) (in thousands)	6,075	6,126	6,058	(1)%	—%
Average long-term mutual fund assets (U.S. platform)	$514,542	$508,873	$460,977	1%	12%
Average investor margin loans (U.S. platform)	$10,930	$9,822	$10,740	11%	2%

Clearance and Collateral Management
Average tri-party repo balances (in billions)	$2,698	$2,606	$2,373	4%	14%

(a)	See “Change in Presentation” on page 13 for additional information on the Investment Services business.

(b)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.3 trillion at March 31, 2018 and Dec. 31, 2017 and $1.2 trillion at March 31, 2017.

(c)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $73 billion at March 31, 2018, $71 billion at Dec. 31, 2017 and $65 billion at March 31, 2017.

KEY DRIVERS

•
Total revenue increased both year-over-year and sequentially. Net interest revenue increased in most businesses primarily driven by higher interest rates. The other drivers of net interest revenue and fee revenue by line of business are indicated below.

•
Asset Servicing - Both increases primarily reflect higher net interest revenue due in part to an increase in deposit balances, higher fees driven by an increase in volumes, market values and foreign exchange volumes, as well as the favorable impact of a weaker U.S. dollar.

•	Pershing - Both increases primarily reflect higher net interest revenue and higher fees due to growth in long-term mutual fund balances and clearance volumes.

•
Issuer Services - The year-over-year increase primarily reflects higher net interest revenue in Corporate Trust as well as the favorable impact of a weaker U.S. dollar. The sequential increase primarily reflects seasonally higher Depositary Receipts revenue.

•	Treasury Services - The year-over-year increase primarily reflects higher net interest revenue and payment volumes.

•	Clearance and Collateral Management - The year-over-year increase primarily reflects growth in collateral management, higher clearance volumes and net interest revenue.

•
Both noninterest expense comparisons reflect higher technology costs, the unfavorable impact of the weaker U.S. dollar and higher volume-related sub-custodian and clearing expense. The year-over-year increase was partially offset by lower consulting expenses. The sequential decrease is primarily due to lower severance, litigation and an asset impairment recorded in 4Q17.

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BNY Mellon 1Q18 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q18 vs.
	1Q18	4Q17	1Q17	4Q17	1Q17
Total revenue by line of business: (a)
Asset Management	$770	$738	$661	4%	16%
Wealth Management	318	310	302	3	5
Total revenue by line of business	1,088	1,048	963	4	13
Provision for credit losses	2	1	3	N/M	N/M
Noninterest expense	705	771	683	(9)	3
Income before taxes	$381	$276	$277	38%	38%

Pre-tax operating margin	35%	26%	29%
Adjusted pre-tax operating margin – Non-GAAP (b)	39%	29%	32%

Metrics:
Average loans	$16,876	$16,813	$16,153	—%	4%
Average deposits	$13,363	$11,633	$15,781	15%	(15)%

Wealth Management client assets (in billions) (current period is preliminary) (c)	$246	$251	$236	(2)%	4%

Changes in AUM (in billions) (current period is preliminary): (d)
Beginning balance of AUM	$1,893	$1,824	$1,648
Net inflows (outflows):
Long-term strategies:
Equity	—	(6)	(4)
Fixed income	7	(2)	2
Liability-driven investments, including currency overlay	13	23	14
Multi-asset and alternative investments	(3)	2	2
Total long-term active strategies inflows	17	17	14
Index	(13)	(1)	—
Total long-term strategies inflows	4	16	14
Short term strategies:
Cash	(14)	(4)	13
Total net (outflows) inflows	(10)	12	27
Net market impact	(14)	47	41
Net currency impact	29	10	11
Divestiture/Other (e)	(30)	—	—
Ending balance of AUM	$1,868	$1,893	$1,727	(1)%	8%

(a)	See “Change in Presentation” on page 13 for additional information on the Investment Management business.

(b)
Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation of this Non-GAAP measure. In 1Q18, the adjusted pre-tax margin – Non-GAAP for prior periods was restated to include amortization of intangible assets and the provision for credit losses.

(c)	Includes AUM and AUC/A in the Wealth Management business.

(d)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(e)	Primarily reflects a change in methodology beginning in 1Q18 to exclude AUM related to equity method investments as well as the CenterSquare divestiture.

KEY DRIVERS

•	Total revenue increased both year-over-year and sequentially.

•
Asset Management - Both increases primarily reflect higher equity market values, the favorable impact of a weaker U.S. dollar (principally versus the British Pound) and the impact of the sale of CenterSquare. The year-over-year increase also reflects higher performance fees due primarily to strong liability driven investment and alternative investment performance.

•
Wealth Management - Both increases primarily reflect higher equity market values. The year-over-year increase also reflects net new business, partially offset by lower net interest revenue due to lower deposit balances.

•
Total noninterest expense increased year-over-year, primarily reflecting the unfavorable impact of a weaker U.S. dollar. The sequential decrease primarily reflects lower severance and incentive expense.

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BNY Mellon 1Q18 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	1Q18	4Q17	1Q17
Fee revenue	$57	$(221)	$62
Net securities (losses) gains	(49)	(26)	10
Total fee and other revenue (loss)	8	(247)	72
Net interest (expense)	(1)	(36)	(1)
Total revenue (loss)	7	(283)	71
Provision for credit losses	—	(5)	(8)
Noninterest expense	87	135	107
(Loss) before taxes	$(80)	$(413)	$(28)

KEY DRIVERS

•	Fee revenue increased sequentially primarily reflecting the impact of U.S. tax legislation on our investments in renewable energy, which resulted in a reduction of $279 million recorded in 4Q17.

•	Net securities losses recorded in 1Q18 primarily relate to the sale of approximately $1 billion of debt securities.

•	Net interest expense decreased sequentially primarily reflecting the impact of interest rate hedging activities.

•
Noninterest expense decreased year-over-year and sequentially, primarily reflecting lower professional, legal and other purchased services expense, partially offset by higher incentive expense. The sequential decrease also reflects lower severance, software and occupancy expenses.

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BNY Mellon 1Q18 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital and liquidity ratios are shown in the following table.

Capital and liquidity ratios	March 31, 2018	Dec. 31, 2017
Consolidated regulatory capital ratios: (a)(b)
CET1 ratio	10.7%	10.3%
Tier 1 capital ratio	12.7	12.3
Total capital ratio	13.5	13.0
Tier 1 leverage ratio	6.5	6.4
SLR	5.9	5.9
BNY Mellon shareholders’ equity to total assets ratio	11.2	11.1
BNY Mellon common shareholders’ equity to total assets ratio	10.2	10.1

Average liquidity coverage ratio (“LCR”)	116%	118%

Book value per common share (c)	$37.78	$37.21
Tangible book value per common share – Non-GAAP (c)	$18.78	$18.24
Cash dividends per common share	$0.24	$0.24
Common dividend payout ratio	22%	22%
Closing stock price per common share	$51.53	$53.86
Market capitalization (in millions)	$52,080	$54,584
Common shares outstanding (in thousands)	1,010,676	1,013,442

(a)
Regulatory capital ratios for March 31, 2018 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.

(b)
Regulatory capital ratios for Dec. 31, 2017 are presented on a fully phased-in basis. On a transitional basis at Dec. 31, 2017, the CET1 ratio was 10.7%, the Tier 1 capital ratio was 12.7%, the Total capital ratio was 13.4%, the Tier 1 leverage ratio was 6.6% and the SLR was 6.1%.

(c)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation of this Non-GAAP measure.

KEY POINTS

•
Common equity Tier 1 capital totaled $18.3 billion at March 31, 2018, an increase of $496 million compared with the fully phased-in basis at Dec. 31, 2017. The increase primarily reflects capital generated through earnings and additional paid-in capital resulting from stock awards, partially offset by capital deployed through common stock repurchased and dividends paid.

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BNY Mellon 1Q18 Earnings Release

NET INTEREST REVENUE

Net interest revenue				1Q18 vs.
(dollars in millions; not meaningful - N/M)	1Q18	4Q17	1Q17	4Q17		1Q17
Net interest revenue	$919	$851	$792	8%		16%
Add: Tax equivalent adjustment	6	11	12	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$925	$862	$804	7%		15%

Net interest margin	1.22%	1.14%	1.13%	8	bps	9	bps
Net interest margin (FTE) – Non-GAAP (a)	1.23%	1.16%	1.14%	7	bps	9	bps

Selected average balances:
Cash/interbank investments	$120,821	$117,446	$106,069	3%		14%
Trading account securities	4,183	2,723	2,254	54		86
Securities	118,459	120,225	114,786	(1)		3
Loans	58,606	56,772	60,312	3		(3)
Interest-earning assets	302,069	297,166	283,421	2		7
Interest-bearing deposits	155,704	147,763	139,820	5		11
Federal funds purchased and securities sold under repurchase agreements	18,963	20,211	18,995	(6)		—
Long-term debt	28,407	28,245	25,882	1		10
Other interest-bearing liabilities	23,920	26,086	22,855	(8)		5
Interest-bearing liabilities	226,994	222,305	207,552	2		9
Noninterest-bearing deposits	71,005	69,111	73,555	3		(3)

Selected average yields/rates: (b)
Cash/interbank investments	1.13%	0.98%	0.56%
Trading account securities	2.62	2.02	3.12
Securities	2.03	1.85	1.71
Loans	2.90	2.60	2.15
Interest-earning assets	1.85	1.65	1.38

Interest-bearing deposits	0.30	0.17	0.03
Federal funds purchased and securities sold under repurchase agreements	2.29	1.83	0.51
Long-term debt	2.49	2.29	1.85
Other interest-bearing liabilities	1.04	0.71	0.28
Interest-bearing liabilities	0.82	0.65	0.33

Average cash/interbank investments as a percentage of average interest-earning assets	40%	40%	37%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	24%	23%	26%

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

(b)	Yields/rates include the impact of interest rate hedging activities.
bps – basis points.

KEY DRIVERS

•
Net interest revenue increased year-over-year and sequentially, primarily reflecting higher interest rates and deposits. The year-over-year increase was partially offset by higher average long-term debt. The sequential increase was also favorably impacted by interest rate hedging activities.

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BNY Mellon 1Q18 Earnings Release

NONINTEREST EXPENSE

Noninterest expense				1Q18 vs.
(dollars in millions)	1Q18	4Q17	1Q17	4Q17	1Q17
Staff (a)	$1,576	$1,628	$1,488	(3)%	6%
Professional, legal and other purchased services	291	339	313	(14)	(7)
Software and equipment	234	297	223	(21)	5
Net occupancy	139	153	136	(9)	2
Sub-custodian and clearing (b)	119	102	103	17	16
Distribution and servicing	106	106	100	—	6
Bank assessment charges	52	53	57	(2)	(9)
Business development	51	66	51	(23)	—
Amortization of intangible assets	49	52	52	(6)	(6)
Other (a)(b)(c)	122	210	119	(42)	3
Total noninterest expense	$2,739	$3,006	$2,642	(9)%	4%

(a)
In 1Q18, we adopted new accounting guidance included in ASU 2017-07, Compensation-Retirement Benefits - Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which required the reclassification of the components of pension and other post-retirement costs, other than the service cost component. As a result, staff expense increased and other expense decreased. Prior periods have been reclassified.

(b)	Beginning in 1Q18, clearing expense, which was previously included in other expense, was included with sub-custodian expense. Prior periods have been reclassified.

(c)
Beginning in 1Q18, merger and integration (“M&I”), litigation and restructuring charges are no longer separately disclosed. Expenses previously reported in this line have been reclassified to existing expense categories, primarily other expense.

KEY DRIVERS

•
The year-over-year increase primarily reflects the unfavorable impact of a weaker U.S. dollar, higher staff expense driven by the annual merit increase that was effective in July 2017 and higher performance-based incentives. The year-over-year increase also reflects higher volume-related sub-custodian and clearing expenses, which were partially offset by lower consulting expense.

•
The sequential decrease reflects lower expenses in nearly all categories. The decrease primarily reflects severance, litigation and an asset impairment recorded in the fourth quarter of 2017, partially offset by higher incentives due to the impact of vesting of long-term stock awards for retirement eligible employees and the unfavorable impact of a weaker U.S. dollar.

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BNY Mellon 1Q18 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017

Fee and other revenue
Investment services fees:
Asset servicing	$1,168	$1,130	$1,063
Clearing services	414	400	376
Issuer services	260	197	251
Treasury services	138	137	139
Total investment services fees	1,980	1,864	1,829
Investment management and performance fees	960	962	842
Foreign exchange and other trading revenue	209	166	164
Financing-related fees	52	54	55
Distribution and servicing	36	38	41
Investment and other income (loss)	82	(198)	77
Total fee revenue	3,319	2,886	3,008
Net securities (losses) gains	(49)	(26)	10
Total fee and other revenue	3,270	2,860	3,018
Operations of consolidated investment management funds
Investment (loss) income	(11)	17	37
Interest of investment management fund note holders	—	—	4
(Loss) income from consolidated investment management funds	(11)	17	33
Net interest revenue
Interest revenue	1,381	1,219	960
Interest expense	462	368	168
Net interest revenue	919	851	792
Total revenue	4,178	3,728	3,843
Provision for credit losses	(5)	(6)	(5)
Noninterest expense
Staff (a)	1,576	1,628	1,488
Professional, legal and other purchased services	291	339	313
Software and equipment	234	297	223
Net occupancy	139	153	136
Sub-custodian and clearing (b)	119	102	103
Distribution and servicing	106	106	100
Bank assessment charges	52	53	57
Business development	51	66	51
Amortization of intangible assets	49	52	52
Other (a)(b)(c)	122	210	119
Total noninterest expense	2,739	3,006	2,642
Income
Income before income taxes	1,444	728	1,206
Provision (benefit) for income taxes	282	(453)	269
Net income	1,162	1,181	937
Net loss (income) attributable to noncontrolling interests (includes $11, $(9) and $(18) related to consolidated investment management funds, respectively)	9	(6)	(15)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,171	1,175	922
Preferred stock dividends	(36)	(49)	(42)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,135	$1,126	$880

(a)
In 1Q18, we adopted new accounting guidance included in ASU 2017-07, Compensation-Retirement Benefits - Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which required the reclassification of the components of pension and other post-retirement costs, other than the service cost component. As a result, staff expense increased and other expense decreased. Prior periods have been reclassified.

(b)	Beginning in 1Q18, clearing expense, which was previously included in other expense, was included with sub-custodian expense. Prior periods have been reclassified.

(c)
Beginning in 1Q18, M&I, litigation and restructuring charges are no longer separately disclosed. Expenses previously reported in this line have been reclassified to existing expense categories, primarily other expense.

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BNY Mellon 1Q18 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,135	$1,126	$880
Less: Earnings allocated to participating securities	8	8	14
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$1,127	$1,118	$866

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
(in thousands)
Basic	1,016,797	1,024,828	1,041,158
Diluted	1,021,731	1,030,404	1,047,746

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
(in dollars)
Basic	$1.11	$1.09	$0.83
Diluted	$1.10	$1.08	$0.83

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BNY Mellon 1Q18 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis, as a supplement to GAAP information. Tangible common shareholders’ equity excludes goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity measure is an additional useful measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented the operating margin for the Investment Management business net of distribution and servicing expense that is passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the business’s performance relative to industry competitors.

The following table presents the reconciliation of the return on common equity and tangible common equity.

Return on common equity and tangible common equity reconciliation
(dollars in millions)	1Q18	4Q17	1Q17
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,135	$1,126	$880
Add: Amortization of intangible assets	49	52	52
Less: Tax impact of amortization of intangible assets	12	18	18
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,172	$1,160	$914

Average common shareholders’ equity	$37,593	$36,952	$34,965
Less: Average goodwill	17,581	17,518	17,338
Average intangible assets	3,397	3,437	3,578
Add: Deferred tax liability – tax deductible goodwill (a)	1,042	1,034	1,518
Deferred tax liability – intangible assets (a)	716	718	1,100
Average tangible common shareholders’ equity – Non-GAAP	$18,373	$17,749	$16,667

Return on common equity (annualized) – GAAP	12.2%	12.1%	10.2%
Return on tangible common equity (annualized) – Non-GAAP	25.9%	25.9%	22.2%

(a)	Deferred tax liabilities, for the prior periods, are based on fully phased-in U.S. capital rules.

The following table presents the reconciliation of the book value and tangible book value per common share.

Book value and tangible book value per common share reconciliation	March 31, 2018	Dec. 31, 2017	March 31, 2017
(dollars in millions except common shares)
BNY Mellon shareholders’ equity at period end – GAAP	$41,728	$41,251	$39,138
Less: Preferred stock	3,542	3,542	3,542
BNY Mellon common shareholders’ equity at period end – GAAP	38,186	37,709	35,596
Less: Goodwill	17,596	17,564	17,355
Intangible assets	3,370	3,411	3,549
Add: Deferred tax liability – tax deductible goodwill (a)	1,042	1,034	1,518
Deferred tax liability – intangible assets (a)	716	718	1,100
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$18,978	$18,486	$17,310

Period-end common shares outstanding (in thousands)	1,010,676	1,013,442	1,039,877

Book value per common share – GAAP	$37.78	$37.21	$34.23
Tangible book value per common share – Non-GAAP	$18.78	$18.24	$16.65

(a)	Deferred tax liabilities, for the prior periods, are based on fully phased-in U.S. capital rules.

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BNY Mellon 1Q18 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin reconciliation - Investment Management business
(dollars in millions)	1Q18	4Q17	1Q17
Income before income taxes – GAAP	$381	$276	$277

Total revenue – GAAP	$1,088	$1,048	$963
Less: Distribution and servicing expense	110	107	101
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	$978	$941	$862

Pre-tax operating margin – GAAP (a)	35%	26%	29%
Adjusted pre-tax operating margin, net of distribution and servicing expense – Non-GAAP (a)	39%	29%	32%
(a)    Income before taxes divided by total revenue.

The following table presents the impact of U.S. tax legislation and other charges recorded in 4Q17.

Amounts included in 4Q17 results
(dollars in millions except earnings per share)	U.S. tax legislation	Other charges	(a)
Fee and other revenue	$(279)	$(37)
Income from consolidated investment management funds	—	—
Net interest revenue	(4)	—
Total revenue	(283)	(37)
Provision for credit losses	—	—
Total noninterest expense	—	282
Income before taxes	(283)	(319)
(Benefit) provision for income taxes	(710)	(73)
Net income	$427	$(246)

Diluted earnings per common share	$0.41	$(0.24)

(a)	Other charges include severance, litigation, an asset impairment and investment securities losses related to the sale of certain securities.

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BNY Mellon 1Q18 Earnings Release

CHANGE IN PRESENTATION

In 1Q18, we began presenting total revenue for each of the primary lines of business in our two principal businesses. The table below summarizes the products and services in each line of business and the primary types of revenue generated. BNY Mellon believes that the updated presentation provides investors a clearer picture of our business results and permits investors to view revenue on a basis consistent with management.

Investment Services business

Lines of business	Primary products and services	Primary types of revenue
Asset Servicing
Custody, accounting, ETF services, middle-office solutions, transfer agency, services for private equity and real estate funds, foreign exchange, securities lending, liquidity/lending services, prime brokerage and data analytics
- Asset servicing fees (includes securities lending revenue) - Foreign exchange revenue - Net interest revenue - Financing-related fees

Pershing	Clearing and custody, investment, wealth and retirement solutions, technology and enterprise data management, trading services and prime brokerage	- Clearing services fees - Net interest revenue

Issuer Services	Corporate Trust (trustee, administration and agency services and reporting and transparency) and Depositary Receipts (issuer services and support for brokers and investors)	- Issuer services fees - Net interest revenue - Foreign exchange revenue

Treasury Services	Integrated cash management solutions including payments, foreign exchange, liquidity management, receivables processing and payables management and trade finance and processing	- Treasury services fees - Net interest revenue

Clearance and Collateral Management	U.S. government clearing, global collateral management and tri-party repo	- Asset servicing fees - Net interest revenue

Investment Management business

Lines of business	Primary products and services	Primary types of revenue
Asset Management	Diversified investment management strategies and distribution of investment products	- Investment management fees - Performance fees - Distribution and servicing fees

Wealth Management	Investment management, custody, wealth and estate planning and private banking services	- Investment management fees - Net interest revenue

The following updates to our presentations also began in 1Q18. Prior periods have been restated to be on a comparable basis.

•	Clearing expense, previously included in other expense, has been reclassified to sub-custodian expense and renamed sub-custodian and clearing expense.

•
M&I, litigation and restructuring charges are no longer separately disclosed on the income statement. Expenses previously reported in this line have been reclassified to existing expense categories, primarily other expense.

•	The adjusted pre-tax operating margin (Non-GAAP) for the Investment Management business no longer excludes amortization of intangible assets and provision for credit losses.

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BNY Mellon 1Q18 Earnings Release

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our capital plans, strategic priorities, financial goals, client experience, driving revenue growth, preliminary business metrics and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2017 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of April 19, 2018, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of March 31, 2018, BNY Mellon had $33.5 trillion in assets under custody and/or administration, and $1.9 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Charles W. Scharf, chairman and chief executive officer, and Michael P. Santomassimo, chief financial officer, along with other members of the executive management team from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 19, 2018. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 678511, or by logging on to www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on April 19, 2018. Replays of the conference call and audio webcast will be available beginning April 19, 2018 at approximately 2 p.m. EDT through May 19, 2018 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 4968536. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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